CP01:622227_1
filed with the Securities and Exchange Commission on October 16, 1997
                                                  Registration No. 333-


                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            AULT INCORPORATED
          (Exact name of registrant as specified in its charter)

          Minnesota                               41-0842932
     (State or other jurisdiction                      (I.R.S.
     Employer
     of incorporation or organization)             Identification No.)

                         7300 Boone Avenue North
                      Minneapolis, Minnesota  55428
          (Address of principal executive offices and zip code)


                            AULT INCORPORATED
                          1986 STOCK OPTION PLAN
                         (Full title of the Plan)


Frederick M. Green                        Copy to:
President and Chief Executive Officer     Richard a. Primuth, Esq.
Ault Incorporated                         Lindquist & Vennum
7300 Boone Avenue North                   4200 IDS Center
Minneapolis, Minnesota  55428             80 South Eight Street
(612) 493-1900                            Minneapolis, Minnesota  55402
(Name, address and telephone number       (612) 371-3211
of agent for service

                     CALCULATION OF REGISTRATION FEE

                                           Proposed             Proposed
Title of                                   Maximum              Maximum
Securities   Amount        Offering        Aggregate            Amount of
to be        to be         Price           Offering             Registered
Registered   Registered    Per Share       Price(1)             Fee


Common       100,000(2)    $7.75           $775,000             $235
Stock,
no par value

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) and based upon the last reported sale price of the Company's Common Stock on the NASDAQ National Market on October 14, 1997
(2) 500,000 shares were previously registered on Form S-8 (File Nos. 33-19662, 33-33566 and 33-53988) and 100,000 shares are being registered herewith.

                     INCORPORATION OF CONTENTS OF
                PRIOR REGISTRATION STATEMENTS BY REFERENCE

          A Registration Statement on Form S-8 (File No. 33-19662) was filed with the Securities and Exchange Commission on January 13, 1988 covering the registration of 200,000 shares initially authorized for issuance under the Plan. A second Registration Statement on Form S-8 (File No. 33-33566) was filed with the Securities and Exchange Commission on February 20, 1990 covering an additional 100,000 shares authorized for issuance under the Plan and a third Registration Statement on Form S-8 (File No. 33-53988) was filed with the Securities and Exchange Commission on November 2, 1992 covering an additional 200,000 shares authorized for issuance under the Plan. Each of these Registration Statements is currently in effect. Pursuant to Rule 413 under the Securities Act of 1933 and General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 100,000 shares authorized under the Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.

                                  PART I

          Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                 PART II

     Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended June 1, 1997.

          (b) The Quarterly Report of the Company on Form 10-Q for the period ended August 31, 1997.

          (c) The Proxy Statement of the Company dated August 30, 1996 for the Annual Meeting of Shareholders held
               October 1, 1996.

          (d) The description of the Company's Common Stock as set forth under "Description of Common Shares" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 18, 1983 (Registration No. 2-85224), including any amendment or report filed for the purpose of updating such description.



          All documents subsequently filed by the Company pursuant to
     Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
     1934, prior    to the filing of a post-effective amendment which
     indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from
     the date of    filing of such documents.

     Item 4.  Description of Securities.

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

     Item 6.  Indemnification of Directors and Officers.

          Article XI of the Registrant's Bylaws provides that the Registrant shall indemnify any person who at any time shall serve or shall have served as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person in accordance with, and to the fullest extent permitted by the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it may be amended from time to time.

          Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition,
     Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     Item 7.  Exemption from Registration Claimed.

          Not applicable.

     Item 8.  Exhibits.

     Exhibit

       4.1     Ault Incorporated 1986 Stock Option Plan, as amended

       5.1     Opinion of Lindquist & Vennum P.L.L.P.

      23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

      23.2     Consent of McGladrey & Pullen, LLP, independent accountants

      24.1     Power of Attorney (set forth on the signature page hereof)

     Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 16, 1997.

                                   AULT INCORPORATED


                                   By/s/ Frederick M. Green
                                        Frederick M. Green
                                        President and Chief Executive
     Officer